Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-180597, No. 333-191702, and  No. 333-199754) and Form S-8 (No. 333-132175,  No. 333-179101, and No. 333-75378)  of Calavo Growers, Inc. of our report dated March 22, 2019, relating to the financial statements of FreshRealm, LLC included in Amendment No. 1 to the Annual Report on Form 10-K of Calavo Growers, Inc., filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Los Angeles, California
April 1, 2019